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                                                                    Exhibit 23.1






                          Independent Auditors' Consent



The Board of Directors
Donegal Group Inc.

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.




                                                  /s/ KPMG LLP

                                                  KPMG LLP

Philadelphia, Pennsylvania
October 18, 2000